Exhibit 10.66

Note: January 30. 2017

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHlCH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF TI:llS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE PROMISSORY NOTE

OF

COROWARE, INC.

Issuance Date: January 30, 2017

Total Face Value of Note: $55,000

Initial Consideration: $10,000

Initial Original Issue Discount: $1,000

Initial Principal Sum Due: $11,000

THIS NOTE is a duly authorized Convertible Promissory Note of CoroWare, Inc. a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 10% Convertible Promissory Note in the principal amount of $55,000 (the “Note”). This Note will become effective only upon execution by both parties and delivery of the first payment of consideration by the Holder (the “Effective Date’}

FOR VALUE RECEIVED, the Company hereby promises to pay to the order ofTangiers Investment Group, LLC or its registered assigns or successors-in-interest (tbe “Holder”) the Principal Sum of $55,000 (the “Principal Sum”) and to pay “guaranteed’”interest on the principal balance hereof at an an1ount equivalent to 10% of the Principal Sum, to the extent such P1incipal Sum and “guaranteed’”interest and any other iJ1terest, fees. liquidated damages and/or items due lO Holder herein bave beeu rt:paitl ur cu11vc11cd inlu the Company’s Conunon Stock (the “Common Stock”). in accordance with the te1ms hereof. Upon the execution of this Note the sum of $10,000 shall be remitted and delivered to the Company, and $1,000 shall be retained by the Purchaser through an original issue ctiscow1t (the “OJD”) for due diligence and legal bills related to this transaction. The OID is set at 10% of any consideration paid. The Holder may pay additional Consideration to the Company in such amounts and at such dates (each, an “Additional Consideration Date”) as Holder may choose in its sole discretion. The Principal Sum due to Holder shall be prorated based on the Consideration actually paid by Holder (plus the ‘·guaranteed” interest and 10% OID. both which are prorated based on the Consideration actually paid by the Holder, as well as any other interest or fees) such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of this Note. The Matmity Date is one year from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note. as well as any unpaid interest and other fees, shall be due and payable.

In addition to the “guaranteed” interest referenced above, and in the Event of Default pursuant to Section 2.00(a), additionaJ interest will accrue from the date of the Event of Default at the rate equal to the lower of 20% per annum or the highest rate permitted by law (the “Default Rate”)

This Note will become effective only upon the execution by both parties. including the execution of Exhibits B, C, Dand E and the Irrevocable Transfer Agent Instructions (the “Date of Execution”) and delivery of the initial payment of consideration by the Holder (the “Effective Date”).

This Note may be prepaid by the Company, i11 whole or in part, according to the following schedule:

Days Since Effective Date	Prepayment Amount
Under 30	100% of Principal Amount
31-60	110% of Principal Amount
61-90	120% of Principal Amount
91-120	130% of Principal Amount
121-150	140% of Principal Amount
151-180	150% of Principal Amount

After l80 days from the Effective Date this Note may not be prepaid without written consent from Holder. which consent may be withheld, delayed or denied in Holder’s sole and absolute discretion. Whenever any amount expressed to be due by the te1ms of this Note is due on any day which is not a Business Day (as defined below). the same shall instead be due on the next succeeding day which is a Business Day. If the Note is in default, per Section 2.00(a) below, the Company may not prepay the Note without written consent of the Holder.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday. SW1day or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

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“Conversion Price” shall be equal to lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or prut of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. For the purpose of calculating the Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on “chilled” status with the Depository Trust Company (“DTC”), the discount shall be increased by 10%, i.e., from 50% to 60%, until such chill is remedied. If the Company is not Deposits and Withdrawal at Custodian (“DWAC”) eligible through their Transfer Agent and DTC’s Fast Automated Securities Transfer (“FAST”) system, the discount will be increased by 5%, i.e., from 50% to 55%. In the case of both, the discount shall be a cumulative increase of 15%. i.e., from 50% to 65%. Any default of this Note not remedied within the applicable cure period will result in a permru1ent additional 10% increase, i.e., from 50% to 60%, in addition to any other discount, as provided above. to the Conversion Price discount.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note (including the original issue discount, prorated if the Note has not been funded in full), (ii) any additional payments made by the Holder towards the Principal Sum (iii) all guaranteed and other accrued but unpaid interest hereunder, (iv) any fees due hereunder, (v) liquidated damages, and (vi) any default payments owing under the Note, in each case previously paid or added to the Principal Amount.

“Principal Market” shall refer to the primary exchange on which the Company’s common stock is traded or quoted.

“Trading Day” shall mean a day on which there is trading or quoting for any security on the Principal Market.

“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00 Conversion.

(a) Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder’s sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Formula. The date of any conversion notice (“Conversion Notice’’) hereunder shall be referred to herein as the “Conversion Date”.

(b) Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the Securities Act of 1933. as amended) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note. provided the Company’s transfer agent is participating in DTC s FAST program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply).

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(c) Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax. legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the Transfer Agent as a condition to effectuate such issuance. Any such fees or charges, as noted in this Section that are paid by the Holder (whether from the Company’s delays, outright refusal to pay, or otherwise), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(d) Deliverv Timeline. If the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends. if eligible) prior to 3 Trading Days after the Conversion Date. the Company shall pay to the Holder as liquidated damages an amount equal to $2.000 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(e) Reservation of Underlying Securities. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the nun1ber of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 1.00, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount) to Common Stock (the ..Required Reserve’’). The Company covenants that all shares of Common Stock that shall be issuable will. upon issue, be duly authorized. validly issued. fully-paid, non-assessable and freely-tractable (if eligible). If the amount of shares on reserve in Holder’s nan1e at the Company’s transfer agent for this Note shall drop below the Required Reserve. the Company will. within 2 Trading Days of notification from Holder. instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instrnct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed. if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note. The Company agrees that the maintenance of the Required Reserve is a material term of this Note and any breach of this Section l .00(e) will result in a default of the Note.

(f) Conversion Limitation. The Holder will not submit a conversion to the Company that would result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company (“Restricted Ownership Percentage”).

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(g) Conversion Delavs. If the Company fails to deliver shares in accordance with the timeframe stated in Section 1.00(b), the Holder. at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares. The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

(h) Shorting and Hedging. Holder may not engage in any “shorting” or “hedging·· transaction(s) in the Common Stock prior to conversion.

(i) Conversion Ri11ht Unconditional. If the Holder shall provide a Conversion Notice as provided herein. the Company’s obligations to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

Section 2.00 Defaults and Remedies.

(a) Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 Trading Days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with tenns of Section 1.00, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report on Form 8- K, in each case in accordance with the provisions and the deadlines referenced Section 4.00(i); (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (v) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vi) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter: (vii) if the Company is subject to any Bankruptcy Event; (viii) any failure of the Company to satisfy its “filing” obligations under the Securities Exchange Act of 1934, as amended (the ·’1934 Act’’) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (ix) failure of the Company to remain in good standing with the State of Delaware; (x) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (xi) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 1.00(e); (xii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days: (xiii) any delisting from a Principal Market for any reason: (xiv) failure by Company to pay any of its Transfer Agent fees in excess of $2,000 or to maintain a Transfer Agent of record; (xv) failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change; (xvi) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or l2(k) of the 1934 Act; (xvii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; or (xviii) failure of the Company to abide by the terms of the right of first refusal contained in Section 4.00(k).

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(b) Remedies. If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the “Mandatory Default Amount’·. The Mandatory Default Amount means 150% of the outstanding Principal Amount of this Note, will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note. this Note shall accrue additional interest. in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable Jaw. Finally. commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, an additional permanent 10% increase to the Conversion Price discount v.rill go into effect. In connection with such acceleration described herein, the Holder need not provide, and the Issuer hereby waives. any presentment, demand. protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 2.00(b). No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation. a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the tenns hereof.

Section 3.00 Representations and Warranties of Holder.

Holder hereby represents and warrants to the Company that:

(a) Holder is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933. as amended (the “1933 Act”). and will acquire this Note and the Underlying Shares (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that tenn is used in Section 2(a)(l 1) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore. cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary. discussed with its professional. legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement. and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

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(b) The Holder is a limited liability company duly organized, validly existing and in good standing under tbe laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c) All corporate action has been taken on the part of the Holder, its officers. directors and stockholders necessary for the authorization, execution and delivery of this Note. The Holder has taken all corporate action required to make all of the obligations of the Holder reflected in the provisions of this Note. valid and enforceable obligations.

(d) Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 4.00 General.

(a) Pavment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b) Assignment Etc. The Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c) Funding Window. The Company agrees that it will not enter into a convertible debt financing transaction with any party other than the Holder for a period of 20 Trading Days following the Effective Date and each Additional Consideration Date, as relevant. The Company agrees that this is a material term of this Note and any breach of this Section 4.00(c) will result in a default of the Note.

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(d) Piggyback Registration Rights. The Company shall include on the next registration statement that the Company files with the SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 30% of the outstanding Principal Sum of this Note, but not less than $20,000, being immediately due and payable to the Holder at its election in the fo1m of a cash payment or an addition to the Principal Sum of this Note.

(e) Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note. then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder’s option, shall become a part of this Note and its supporting documentation. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts. conversion look back periods. interest rates, original issue discount percentages and warrant coverage.

(f) Governing Law: Jurisdiction.

(i) Governing Law. This Note will be governed by and construed in accordance with the laws of the state of California without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

{ii) Jurisdiction and Venue. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties shall be brought only in the state courts of California or in the federal courts located in San Diego County, California.

(iii) No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of. under. or in connection with, this Note.

(iv) Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company. service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail. overnight delivery service such as FedEx or UPS. email, fax. or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

(v) Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

(g) No Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933. as amended. on the basis of being a “bad actor” as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

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(h) Uswy. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury. the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a po1tion of the principal, fees, liquidated damages or interest on this Note.

(i) Securities Laws Disclosure; Publicitv. The Company shall (a) by 9:30 a.m. Eastern Time on the Trading Day immediately following the Date of Execution. issue a press release disclosing the material terms of the transactions contemplated hereby. and (b) file a Current Report on Form 8-K, including a copy of this Note as an exhibit thereto, with the SEC within the time required by the 1934 Act. From and after the filing of such press release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors. employees. or agents in connection with the transactions contemplated by this Note. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed. denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder.

The Company agrees that this is a material term of this Note and any breach of this Section 4.00(i) will result in a default of the Note.

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(j) Attempted Below-par Issuance. In the event that the Holder delivers a Conversion Notice to the Company and, if as of such date, (i) the Conversion Price would be less than par value of the Company’s Common Stock and (ii) within three business days of the delivery of the Conversion Notice, the Company shall not have reduced its par value such that all of the requested conversion transaction may then be accomplished, then the Company and the Holder shall utilize the following conversion protocol for Par Value Adjustment. The Holder shall transmit to the Company: (X) a “preliminary” Conversion Notice for the full number of shares of Common Stock that would be issued at the Conversion Price without regard to any below-par value conversion issues; followed by (Y) a ·’par value’ Conversion Notice for the number of shares of Common Stock with the Conversion Price increased from the·’preliminary” Conversion Price to a Conversion Price at par value; and, finally, (Z) a “liquidated damages” Conversion Notice for that number of shares of Common Stock that represents the difference between the “preliminary” Conversion Notice full number of shares and the “par value” Conversion Notice limited number of shares. The Conversion Price of such “liquidated damages Common Shares” would be the par value of the Common Stock. Accordingly, through this protocol, the Company would issue, in two transactions. an amount of shares of its Common Stock equivalent to the full number of shares of Common Stock that would have been issued in accordance with the “preliminary” Conversion Notice without regard to any below-par value conversion issues. In the event that the Holder is precluded from exercising any or all of its conversion rights hereunder as a result of a proposed “below par” conversion, the Company agrees that, in Lieu of actual damages for such failure, liquidated damages may be assessed and recovered by the Holder without being required to present any evidence of the amount or character of actual damages sustained by reason thereof. The amount of such liquidated damages shall be an amount equivalent to the trading price utilized in the “preliminary” Conversion Notice multiplied by the number of shares calculated on the “liquidated damages · Conversion Notice. Such amount shall be assessed and become immediately due and payable to the Holder (at its election) in the form of a (i) cash payment, (ii) an addition to the Principal Sum of this Note, or (iii) the immediate issuance of that number of shares of Common Stock as calculated on the “liquidated damages” Conversion Notice. Such liquidated damages are intended to represent estimated actual damages and are not intended to be a penalty, but, by virtue of their genesis and subject to the election of the Holder (as set forth in the immediately preceding sentence), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144, as the Company’s failure to maintain the par value of its Common Stock at an amount that would not result in a “below par” conversion failure is equivalent to a default as of the Issuance Date of the Note.

(k) Right of First Refusal. From and after the date of this Note and at all times hereafter while the Note is outstanding, the Parties agree that, in the event that the Company receives any written or oral proposal (the “Proposal”) containing one or more offers to provide additional capital or equity or debt financing (the “Financing Amount”), the Company agrees that it shall provide a copy of all documents received relating to the Proposal together with a complete and accurate description of the Proposal to the Holder and all amendments, revisions, and supplements thereto (the “Proposal Documents”) no later than 3 business days from the receipt of the Proposal Documents. Following receipt of the Proposal Documents from the Company, the Holder shall have the right (the ‘·Right of First Refusal”), but not the obligation, for a period of 5 business days thereafter (the “Exercise Period”), to invest. at similar or better terms to the Company, an amount equal to or greater than the Financing Amount, upon written notice to the Company that the Holder is exercising the Right of First Refusal provided hereby. In furtherance of the Right of First Refusal, the Company agrees that it will cooperate and assist the Holder in conducting a due diligence investigation of the Company and its corporate and financial affairs and promptly provide the Holder with information and documents that the Holder may reasonably request so as to allow the Holder to make an informed investment decision. However. the Company and the Holder agree that the Holder shall have no more than 5 business days from and after the expiration of the Exercise Period to exercise its Right of First Refusal hereunder. This Right of First Refusal shall extend to all purchases of debt held by, or assigned to or from. current stockholders, vendors, or creditors, all transactions under Sections 3(a)9 and/or 3(a)IO or the Securities Act of 1933, as amended, and all equity line-of-credit transactions.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory note to be duly executed on the day and in the year first above written.

COROWARE, INC.

By:	/s/ Lloyd T Spencer
Name:	Lloyd T Spencer
Title:	President and CEO
Email:	ceo coronoware.com
Address:	601 108th Avenue E. Suite 1900.
Bellevue WA 98004

This Convertible Promissory note of January 30, 2017 is accepted this_27th_day of January, 2017 by

TANGIERS INVESTMENT GROUP, LLC

By:	/s/ Michael Sobeck
Name:	Michael Sobeck
Title:	Managing Member

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of that certain $55.000 Convertible Promissory Note identified as the Note)

DATE:
FROM:	Tangiers Investment Group, LLC (the ‘‘Holder”)

Re:	$55,000 Convertible Promissory Note (this “Note”) originally issued by CoroWare. Inc., a Delaware corporation. to Tangiers Investment Group, LLC on January 30, 2017.

The undersigned on behalf of Tangiers Investment Group, LLC, hereby elects to convert $                             of the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.0001 par value per share, of CoroWare, Inc. (the “Company”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the ··Restricted Ownership Percentage·· contained in this Note.

Conversion information:
Date to Effect Conversion

Aggregate Principal Sum of Note Being Converted

Aggregate Interest/Fees Being Converted

Remaining Principal Balance

Number of Shares of Common Stock to be issued

Applicable Conversion Price

Signature

Name

Address

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EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

COROWARE, INC.

The undersigned. being directors of CoroWare, Inc.. a Delaware corporation (the “Company”). acting pursuant to the Bylaws of the Corporation. do hereby consent to. approve and adopt the following preamble and resolutions:

Convertible Note with Tangiers Investment Group, LLC

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of a Convertible Promissory Note in the amount of $55,000 with Tangiers Investment Group. LLC.

The documents agreed to and dated January 30, 2017 are as follows:

10% Convertible Promissory Note of CoroWare, Inc.

Irrevocable Transfer Agent Instructions

Notarized Certificate of Chief Executive Officer

Disbursement Instructions

Company Capitalization Table

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company’s then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of January 30, 2017.

/s/ Lloyd T Spencer
By:	Lloyd T Spencer

Its:	President and CEO

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EXHIBITC

NOTARIZED CERTIFICATE OF CHIEF EXECUTIVE OFFICER OF

COROWARE, INC.

(Two Pages)

The undersigned. Lloyd T Spencer am the duly elected Chief Executive Officer of CoroWare, Inc., a Delaware corporation (the “Company”).

1 hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records, including, but not limited to, the Company’s records relating to the following:

(A)	The issuance of that certain Convertible Promissory Note dated January 30. 2017 (the “Note Issuance Date”) issued to Tangiers Investment Group, LLC (the ·’Holder·’) in the stated original principal amount of $55.000 (the ·’Note’’);

(B)	The Company’s Board of Directors duly approved the issuance of the Note to the Holder;

(C)	The Company has not received and does not contemplate receiving any new consideration from any persons in connection with any later conversion of the Note and the issuance of the Company’s Common Stock upon any said conversion;

(D)	To my best knowledge and after completing the aforementioned review of the Company’s stockholder and corporate records, I am able to certify that the Holder (and the persons affiliated with the Holder) are not officers, directors. or directly or indirectly. ten percent (10.00%) or more stockholders of the Company and none of said persons has had any such status in the one hundred (100) days immediately preceding the date of this Certificate;

(E)	The Company’s Board of Directors have approved duly adopted resolutions approving the Irrevocable Instructions to the Company’s Stock Transfer Agent dated January 30, 2017;

(F)	Mark the appropriate selection:

x The Company represents that it is not a “shell company”; as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934. as amended, and has never been a shell company. as so defined; or

The Company represents that (i) it was a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, (ii) since ____, 201_, it has no longer been a shell company: as so defined, and (iii) on _____ , 201_, it provided Form 10-type information in a filing with the Securities and Exchange Commission.

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(G)	I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be “affiliates,” as that term is defined in Rule 144(a)(l) of the Securities Act of 1933, as amended.

(H)	I understand that all of the representations set forth in this Certificate will be relied upon by counsel to Tangiers Investment Group, LLC in connection with the preparation of a legal opinion.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed:	/s/ Lloyd T. Spencer	Date:
Name:	Lloyd T. Spencer	Title:

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS                  DAY OF

Commission Expires:

Notary Public

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EXHIBIT D

TO: Tangiers Investment Group, LLC

FROM: CoroWare, Inc.

DATE: January 30, 2017

RE: Disbursement of Funds

Pursuant to that certain Convertible Promissory Note between the parties listed above and dated January 30, 2017, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:
Amount to disburse:	$6,000
Form of distribution	Wire
Name	CoroWare, Inc.
Company Address	601 108th Avenue NE Suite 1900 Bellevue, WA 98004
Wire Instructions:	Bank: Wells Fargo Bank ABA Routing Number: 121000248 / 125008547 Account Number: 8714570036 SWIFT Code: Account Name: Phone:

Please disburse to:
Amount to disburse:	$4,000
Form of distribution	Credit Card
Name	OTC Markets
Company Address
Wire Instructions:	Pay via Credit Card

TOTAL: $10,000

	Dated:	January 30, 2017
Name
Its;

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COMPANY CAPITALIZATION TABLE AS OF JANUARY 30, 2017

COMMON STOCK AND COMMON STOCK EQUIVALENTS

ISSUED, OUTSTANDING AND RESERVED

DESCRIPTION	AMOUNT
Authorized Common Stock
Authorized Capital Stock
Authorized Common Stock	35,000,000,000
Issued Common Stock	13.051,764,208
Outstanding Common Stock
Treasury Stock
*Authorized, but unissued	l 0.139.625,79
5,000,000.000 Reserved for Tangiers
Authorized Preferred Stock
Issued Preferred Stock

Reserved for Equity Incentive Plans	0
Reserved for Convertible Debt	11,808,610.000
Reserved for Options and Warrants	0
Reserved for Otl1er Purposes	0

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS OUTSTANDING	13,051,764,208

* This number includes all shares reserved for Convertible Debt

Note: If not applicable, enter “n/a” or “zero” in Column 2.

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CURRENT DEBT AND LIABILITIES TABLE

CONVERTIBLE PROMISSORY NOTE BALANCES AND PROMISSORY NOTE BALANCES

DESCRIPTION	ISSUANCE DATE	AMOUNT
Convertible Promissory Note
Refer to CoroWare IOQ 2016-Q2

Promissory Note
Refer to CoroWare 10Q 2016-Q2

Other Debt and Liabilities
Refer to CoroWare 10Q 2016-Q2

Note: If not applicable, enter “n/a’’ or ..zero’· in Column 2.

To my best knowledge and after completing the aforementioned review of the Company’s stockholder and corporate records, I am able to certify the accuracy of the statements made herein.

COROWARE, INC.

By	/s/ Lloyd T. Spencer	Dated:	January 30, 2017
Name:	Lloyd T. Spencer
Title:	President and CEO

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